Exhibit 99.1

Anworth Announces Fourth Quarter 2010 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 17, 2011--Anworth Mortgage Asset Corporation (NYSE: ANH) reported today core earnings available to common stockholders of $25.7 million, or $0.21 per diluted share, for the quarter ended December 31, 2010, consisting primarily of $27.1 million of net income less $1.4 million of dividends paid to our preferred stockholders. This compares to core earnings of $22.9 million, or $0.19 per diluted share, for the quarter ended September 30, 2010. For the year ended December 31, 2010, core earnings were $104.7 million, or $0.87 per diluted share, as compared to core earnings of $124.3 million, or $1.16 per diluted share, for the year ended December 31, 2009.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the year ended December 31, 2010, there were no impairment losses on MBS.

On December 16, 2010, we declared a quarterly common stock dividend of $0.22 per share which was paid on January 27, 2011 to our holders of common stock as of the close of business on December 28, 2010. The annualized dividend yield on our common stock for the quarter ended December 31, 2010, based on the December 31, 2010 closing price of $7.00, was 12.57%.

During the year ended December 31, 2010, on a non-GAAP basis our estimated taxable income, on which we base our dividends, was $114.9 million, or $0.94 per diluted share. The difference between net income and our estimate of taxable income earned during the year ended December 31, 2010 reflects the non-deductibility for income tax purposes of executive compensation of $4.4 million, or $0.04 per diluted share. A reconciliation of taxable earnings to net income appears at the end of this news release.

At December 31, 2010, our book value was $6.78 per share, taking into account the quarterly dividend for the fourth quarter which was declared during the fourth quarter. At September 30, 2010, our book value was $6.99 per share, which took into account the quarterly dividend for the third quarter which was declared during the third quarter.

Our investments consist primarily of Agency MBS, which constituted 99.9% of our portfolio at December 31, 2010. At December 31, 2010, the fair value of our Agency MBS portfolio was approximately $7.7 billion and was allocated as follows: approximately 22% adjustable-rate Agency MBS; approximately 59% hybrid adjustable-rate Agency MBS; approximately 10% 15-year fixed-rate Agency MBS; 9% 30-year fixed-rate Agency MBS; and less than 1% agency floating-rate collateralized mortgage obligations, or CMOs. At September 30, 2010, the fair value of our Agency MBS portfolio was approximately $6.77 billion and was allocated as follows: approximately 25% adjustable-rate Agency MBS; approximately 60% hybrid adjustable-rate Agency MBS; approximately 4% 15-year fixed-rate Agency MBS; 11% 30-year fixed-rate Agency MBS; and less than 1% agency floating-rate CMOs.

At December 31, 2010, the current yield on our Agency MBS portfolio was 3.84%, based on a weighted average coupon of 3.94% divided by the average amortized cost of 102.53% as compared to a yield of 4.23% at September 30, 2010, based on a weighted average coupon of 4.33% divided by the average amortized cost of 102.42%. At December 31, 2010, the unamortized premium was $188.7 million, or 2.52% of the par value as compared to $161.3 million, or 2.50% of the par value, during the quarter ended September 30, 2010. During the quarter ended December 31, 2010, the expense of amortizing the agency securities premium was approximately $12.8 million as compared to $12.5 million during the quarter ended September 30, 2010.

During the quarter ended December 31, 2010, the fair value of our Non-Agency MBS portfolio decreased to approximately $4.4 million from a fair value of approximately $4.7 million at September 30, 2010.

During the quarter ended December 31, 2010, the constant prepayment rate, or CPR, of all of our Agency MBS and Non-Agency MBS was approximately 28% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 29%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid adjustable-rate mortgage assets, the weighted average term to the next interest rate reset date was 33 months. During the quarter ended September 30, 2010, the CPR of all of our Agency MBS and Non-Agency MBS was approximately 33% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 34%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid adjustable-rate mortgage assets, the weighted average term to the next interest rate reset date was 29 months.

At December 31, 2010, our outstanding repurchase agreement balance was $6.375 billion with an average interest rate of 0.30% and an average maturity of 31 days. After adjusting for interest rate swap transactions the average interest rate was 1.43% and the average maturity was 418 days. At December 31, 2010, Agency MBS with a fair value of $6.76 billion had been pledged under the repurchase agreements and swap agreements. At September 30, 2010, our outstanding repurchase agreement balance was $5.2 billion with an average interest rate of 0.28% and an average maturity of 43 days. After adjusting for interest rate swap transactions the average interest rate was 1.80% and the average maturity was 432 days. At September 30, 2010, Agency MBS with a fair value of $5.6 billion had been pledged under the repurchase agreements and swap agreements.

At December 31, 2010 we had interest rate swap agreements with a notional amount of $2.66 billion, which represented approximately 42% of our outstanding repurchase agreements, as compared to interest rate swap agreements with a notional amount of $2.62 billion, which represented approximately 50% of our outstanding repurchase agreements, at September 30, 2010.

At December 31, 2010, our leverage multiple was 6.8x, which was an increase from our leverage multiple of 5.52x at September 30, 2010. The leverage multiple is based on total stockholders’ equity plus the Series B Preferred Stock and the junior subordinated notes.

During the quarter ended December 31, 2010 and relative to average earning assets, interest income earned was 4.02%, amortization of premium was (0.78)% and the average cost of funds on repurchase agreements and derivative instruments was 1.62%, resulting in a net interest rate spread of 1.62%. During the quarter ended September 30, 2010 and relative to average earning assets, interest income earned was 4.29%, amortization of premium was (0.84)% and the average cost of funds on repurchase agreements and derivative instruments was 1.77%, resulting in a net interest rate spread of 1.68%.

At December 31, 2010, stockholders’ equity available to common stockholders was approximately $819.5 million, or $6.78 per share, taking into account the quarterly dividend for the fourth quarter, which was declared during the fourth quarter, based on 120.9 million shares of common stock outstanding at quarter end. The $819.5 million equals total stockholders’ equity of $868.3 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $27.5 million and the proceeds from its sale of $25.6 million. At September 30, 2010, stockholders’ equity available to common stockholders was approximately $834 million, or $6.99 per share, taking into account the quarterly dividend for the third quarter which was declared during the third quarter, based on 119.3 million shares of common stock outstanding at quarter end. The $834 million equals total stockholders’ equity of $883 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $27.5 million and the proceeds from its sale of $25.6 million.

On February 1, 2010, we announced that our board of directors had authorized a share repurchase program, permitting us to acquire 5,850,000 shares of our common stock, or approximately 5% of our outstanding common stock. The shares are to be acquired at prevailing prices through open market transactions. The manner, price, number and timing of these share repurchases are subject to market conditions and applicable SEC rules. During the three months ended December 31, 2010, we repurchased an aggregate of 259,081 shares at a weighted average price of $7.04 per share under this program. From February 1, 2010 through December 31, 2010, we had repurchased an aggregate of 3,724,121 shares at a weighted average price of $6.57 per share under this program.

When we pay a cash dividend during any quarterly fiscal period to our common stockholders in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on our Series B Preferred Stock), the conversion rate on our Series B Preferred Stock is adjusted based on a formula specified in the Series B Preferred Stock prospectus supplement (and also available on the “Series B Pfd. Stock Conversion” page of our web site at http://www.anworth.com). As a result of the quarterly dividend for the quarter ended December 31, 2010, the conversion rate increased from 3.3564 shares of our common stock to 3.4094 shares of our common stock effective December 29, 2010.

The Company will host a conference call on February 18, 2011 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss fourth quarter 2010 results. The dial-in number for the conference call is 877-317-6789 for U.S. callers (international callers should dial 412-317-6789 and Canadian callers should dial 866-605-3852). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 7:00 PM Eastern Time on February 18, 2011. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 447832. The conference call will also be webcast over the Internet, which can be accessed on Anworth’s web site at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in Anworth’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust, which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth seeks to generate income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2010	2009

ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$6,762,763	$5,749,849
Agency MBS at fair value	957,316	725,174
Paydowns receivable	14,579	10,778
	7,734,658	6,485,801
Non-Agency MBS:
Non-Agency MBS at fair value	4,394	4,742
Cash and cash equivalents	10,621	1,812
Interest and dividends receivable	27,097	28,818
Derivative instruments at fair value	8,828	2,059
Prepaid expenses and other	4,617	3,416
Total Assets:	$7,790,215	$6,526,648

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$20,585	$20,838
Repurchase agreements	6,375,000	5,359,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	70,557	82,811
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	430	433
Dividends payable on common stock	26,574	32,305
Payable for securities purchased	363,820	61,123
Accrued expenses and other	947	2,436
Total Liabilities:	$6,896,304	$5,597,337
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($27,525 and $27,700, respectively); 1,101 and 1,108 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	$25,630	$25,803

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 120,901 and 115,563 issued and outstanding at December 31, 2010 and December 31, 2009, respectively	1,209	1,156
Additional paid-in capital	1,053,959	1,016,821
Accumulated other comprehensive income consisting of unrealized losses and gains	22,444	84,259
Accumulated deficit	(254,728)	(244,125)
Total Stockholders' Equity:	$868,281	$903,508
Total Liabilities and Stockholders' Equity:	$7,790,215	$6,526,648

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)

	For the Quarter	For the Quarter	For the Year	For the Year
	Ended	Ended	Ended	Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(unaudited)		(unaudited)

Interest income net of amortization of premium and discount:
Interest on Agency MBS	$53,866	$64,468	$219,531	$261,625
Interest on Non-Agency MBS	48	50	209	255
Other income	16	10	63	149
	$53,930	$64,528	$219,803	$262,029
Interest expense:
Interest expense on repurchase agreements	23,961	25,749	94,536	114,158
Interest expense on junior subordinated notes	327	335	1,294	1,549
	24,288	26,084	95,830	115,707
Net interest income	$29,642	$38,444	$123,973	$146,322
Net (loss) on derivative instruments	0	0	0	107
Recovery on Non-Agency MBS	270	0	270	0
Expenses:
Compensation, incentive compensation and benefits	(2,039)	(2,842)	(10,070)	(11,868)
Write-down of Lehman receivable	0	(962)	(674)	(962)
Other expenses	(773)	(870)	(3,000)	(3,365)
Total expenses	(2,812)	(4,674)	(13,744)	(16,195)
Net income (loss)	$27,100	$33,770	$110,499	$130,234
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)	(4,044)	(4,044)
Dividend on Series B Cumulative Convertible Preferred Stock	(430)	(433)	(1,720)	(1,862)
Net income (loss) to common stockholders	$25,659	$32,326	$104,735	$124,328
Basic earnings (loss) per common share	$0.21	$0.28	$0.89	$1.32
Diluted earnings (loss) per common share	$0.21	$0.28	$0.87	$1.16
Basic weighted average number of shares outstanding	120,394	113,970	118,164	105,413
Diluted weighted average number of shares outstanding	124,150	117,462	121,919	108,905

Reconciliation of Non-GAAP Financial Measures

The table below presents the reconciliation of net income to common stockholders to estimated taxable income, which non-GAAP financial measure excludes the non-deductibility of components of discretionary and incentive executive compensation. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding the differences between GAAP earnings and estimated taxable earnings (which is the basis upon which our Board of Directors declares common stock dividends). Management also believes that this financial measure enhances the ability of investors to analyze the Company’s operating trends and to better understand its operating performance. This financial measure should not be used as a substitute in assessing the Company’s results of operations and financial condition at December 31, 2010. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

	Year Ended
	December 31, 2010
		(Per
		Diluted
		Share)

Net income available to common stockholders	$104,735	$0.87
Preferred dividends	5,764	0.03
Net income	110,499	0.90
Add: non-deductibility of discretionary and incentive compensation in current period	4,400	0.04
Net income excluding the non-deductibility of discretionary and incentive compensation	114,899	0.94
Estimated taxable income	$114,899	$0.94
Basic weighted average number of shares outstanding	118,164
Diluted weighted average number of shares outstanding(1)	121,919

___________

(1)	During the year ended December 31, 2010, diluted earnings per common share include the assumed conversion of 1.101 million shares of Series B Preferred Stock at the conversion rate of 3.4094 shares of common stock and adding back the Series B Preferred Stock dividend.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com